                                                                     Exhibit 4.4

                         CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES F PREFERRED STOCK
                                       OF
                                WATER CHEF, INC.

     Pursuant to Section 141 (f) of the Delaware General  Corporation Law, Water
Chef, Inc., a Delaware corporation (the  "Corporation"),  does hereby certify as follows:

     1.   The following resolution was duly adopted by the Board of Directors of the Corporation on April 1st, 2003

          RESOLVED  that there be  created a series of Two Year 10%  Convertible
          Preferred  Stock,  par value  $.001  per  share,  of this  Corporation consisting  of  1,000,000  shares,  to be  designated  as the Series F
          Preferred Stock ("Series F Preferred Stock"),  and that the holders of such shares  shall have the rights,  preferences  and  privileges  set forth on EXHIBIT 1 to this Resolution: and it was further

          RESOLVED.  that the  officers of the  Corporation  be, and they hereby are,  authorized  aid empowered to execute and file with the Secretary of State of the  State  of  Delaware,  a  certificate  of  designation setting forth the rights, preferences,  and privileges of the Series F
          Preferred  Stock and to make such  filings as may be  required  by any jurisdiction  in  which  the  Corporation  may  be  authorized  to  do business.

     2.   Set forth as EXHIBIT 1 to this  Certificate  of  Designation is a true and correct  copy of the rights,  preferences  and  privileges  of the holders of the Series F Preferred Stock.

          IN WITNESS WHEREOF,  the Corporation has caused this Certificate to be signed by its Chairman this 1st day of April, 2003 ,

/s/ David A. Conway
--------------------------
David A. Conway, Chairman

                                    EXHIBIT 1

The  designation  of  the  number  of  shares  constituting,   and  the  rights,
preferences privileges and restrictions relating to the Series F Preferred Stock are as follows

     1. DESIGNATION AND NUMBER OF SHARES

     The  designation  of this  series  of  1,000,000  shares  of Two  Year  10%
Convertible  Preferred Stock, par value $.001 per share, created by the Board of
Directors  of the  Corporation  pursuant to the  authority  granted to it by the
Certificate of Incorporation of the Corporation,  is "Series F Preferred Stock."
In the event that the Corporation does not issue the maximum number of shares of
Series F Preferred  Stock, the Corporation may, from time to time, by resolution of the Board of  Directors,  reduce the  number of shares of Series F  Preferred
Stock  authorized,  provided that no such  reduction  shall reduce the number of shares of Series F Preferred  Stock then  issued.  The number of shares by which the  Series F  Preferred  Stock  shall be  reduced  shall  have  the  status  of authorized  but unissued  shares of Preferred Stock,  without  designation as to series,  until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

     2. DIVIDEND RIGHTS

     Holders  of  Series F Two Year 10%  Convertible  Preferred  Stock  shall be entitled to receive dividends, at the rate of 10%, payable, at the option of the
Company,  in cash or shares of common  stock valued at the  then-current  market price per share,  at the time of  maturity,  or upon  conversion,  whichever  is earlier.  The  then-current  market  price per  share  shall be deemed to be the average  closing price per share on the Over the Counter  Bulletin Board for the five  consecutive  trading days  immediately  prior to maturity,  or conversion.
Dividends shall be paid in whole shares,  with  fractional  shares being rounded up, or down,  with fractions of one half or more being rounded up, and fractions of less than one half a share  being  rounded  down.  Dividends  on the Series F
Preferred Stock shall be cumulative and shall accrue, with respect to each share of Series F  Preferred  Stock,  from the date such  share of Series F  Preferred
Stock is originally issued.

     3. VOTING RIGHTS

     Holders of shares of Series F  Preferred  Stock  shall have the same voting rights in respect  thereof as are accorded to the holders of Common Stock of the
Corporation  pursuant to the Amended and Restated  Articles of  Incorporation of
the  Corporation  and by law and shall  exercise  such  voting  rights  with the holders of such Common Stock and not as a class.

     4. CONVERSION

     No shares of Series F Preferred  Stock may be converted  until the later of
(a) shareholder approval of the proposed increase in the authorized common stock of the Corporation,  and sufficient  number of shares of authorized but unissued shares of common  stock are  available  for  conversion,  or (b) a date 120 days following the date of issuance thereof,  following which latter date such shares may be converted,  at the option of the holder,  into the  Corporation's  Common
Stock at the Conversion Rate of one (1) share of Series F Preferred Stock for 40 shares of the  Corporation's  Common Stock. The Corporation may require that the holder surrender the certificates  representing the shares of Series F preferred
Stock being converted to the transfer agent for the Series F Preferred Stock, or if none  shall  have  been  appointed,  to the  Corporation.  Shares of Series F
Preferred Stock shall be deemed to have been converted  immediately prior to the
close  of  business  on  the  day  of  the  surrender  for   conversion  of  the
certificate(s) therefore,  together with the form of notice of election provided by the  Corporation  duly  signed by the bolder  thereof.  The person or persons entitled to receive shares of Common Stock issuable upon such  conversion  shall be treated for all purposes as the record  holder of such shares of Common Stock as of such time. As promptly as is practicable  after the  conversion  date, the
Corporation,   or  its  transfer   agent,   shall  deliver  a  certificate,   or
certificates, for the number of Common Shares issuable upon conversion.

     In the event that the  Corporation  shall,  after the issuance of shares of the Series F Preferred  Stock,  subdivide,  split, or reclassify its outstanding
Common  Stock into a greater  number of shares,  or  combine or  reclassify  its outstanding  Common Stock into a smaller number of shares,  the conversion  rate shall be  adjusted  so that the  holder of shares  of Series F  Preferred  Stock converted  after such date shall be entitled to receive such number of shares as would have been owned had conversion taken place before such date.

     5. RANK OF SERIES

     For proposes of this  Certificate  of  Designation,  the shares of Series F
Preferred  Stock shall rank junior to any stock of all other series of preferred stock  currently  issued,  as to  liquidation,  winding up, or  dissolution,  as applicable,  in  preference  or  priority  to the holders of such other class or classes.

     6. LIQUIDATION RIGHTS

     In the event of liquidation,  dissolution or winding up of the Corporation, whether voluntary or involuntary,  holders of the Series F Preferred Stock shall have no stated rights in the assets of the Corporation.

     The sale, conveyance or transfer (for cash, shares of stock,  securities or other  consideration)  of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary liquidation,  dissolution or winding
up  of  the  corporation   for  purposes  of  this  paragraph.   The  merger  or
consolidation  of the  Corporation  into or with any other  corporation,  or the merger or consolidation  of any other  corporation into or with the Corporation, shall not be deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series F Preferred Stock  outstanding upon the  effectiveness of such  merger or  combination,  receive  for each share of Series F  Preferred
Stock one share of preference  stock of the resulting or surviving  corporation, which  share  of  preferred  stock  will  have  rights  and  privileges  roughly equivalent to the rights and privileges of the Series F Preferred Stock.

    7. NO PREEMPTIVE RIGHTS

     No holder  of the  Series F  Preferred  Stock  shall,  as such  holder,  be entitled,  as of right,  to purchase or subscribe for any shares of stock of the
Corporation  of any class or any  series  now or  hereafter  authorized,  or any securities  convertible  into or exchangeable  for any shares,  or any warrants, rights, or other instruments  evidencing rights to subscribe for or purchase any such shares.

    8. TRANSFER AGENT AND REGISTRAR

     The  Corporation  may  appoint  a  transfer  agent  and  registrar  for the issuance,  transfer and  conversion of the Series F Preferred  Stock and for the issuance of dividend shares payable upon conversion or maturity.